At RFMD®

Doug DeLieto

VP, Investor Relations

336-678-5322

FOR IMMEDIATE RELEASE

February 16, 2012

RF MICRO DEVICES® ANNOUNCES RETIREMENT OF ROBERT VAN BUSKIRK

Greensboro, NC, February 16, 2012 – RF Micro Devices, Inc. (Nasdaq GS: RFMD), a global leader in the design and manufacture of high-performance radio frequency components and compound semiconductor technologies, today announced the retirement of Bob Van Buskirk, corporate vice president of RFMD’s Compound Semiconductor Group (CSG).

Bob Van Buskirk has been a member of the RFMD executive staff since 2007.  Bob joined RFMD with the acquisition of Sirenza Microdevices, where he had been president and CEO.  He led the integration of Sirenza and was instrumental in the formation of CSG and RFMD’s Multi-Market Products Group (MPG).

“I consider myself fortunate to have been a part of the formation of both MPG and CSG and to have worked at RFMD with many of the most talented professionals in the RF industry,” said Bob Van Buskirk.  He added, “I am looking forward to transitioning to a new phase of my career where I will look to serve on boards of technology-oriented companies and enjoy spending more time with family and friends.”

Bob Bruggeworth, president and CEO of RFMD, said, “As a member of the executive staff, Bob has been a key contributor in the overall management of the Company, in setting the strategic direction of the Company and in communicating this direction to customers and shareholders.  On behalf of the entire RFMD team, I would like to recognize and congratulate Bob on his many contributions to RFMD and wish him well in his retirement.”

About RFMD

RF Micro Devices, Inc. (Nasdaq:RFMD) is a global leader in the design and manufacture of high-performance radio frequency components and compound semiconductor technologies. RFMD's products enable worldwide mobility, provide enhanced connectivity and support advanced functionality in the cellular handset, wireless infrastructure, wireless local area network (WLAN), CATV/broadband and aerospace and defense markets. RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world's leading mobile device, customer premises and communications equipment providers.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001- and ISO 14001-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD's web site at www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in operating results, risks associated with the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, our reliance on a few large customers for a substantial portion of our revenue, the rate of growth and development of wireless markets, our ability to bring new products to market, our reliance on inclusion in third party reference designs for a portion of our revenue, our ability to manage channel partner and customer relationships, risks associated with the operation of our wafer fabrication, molecular beam epitaxy, assembly and test and tape and reel facilities, our ability to complete acquisitions and integrate acquired companies, including the risk that we may not realize expected synergies from our business combinations, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, raw material costs and availability, our ability to reduce costs and improve margins in response to declining average selling prices, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on gallium arsenide (GaAs) for the majority of our products, dependence on third parties, and substantial reliance on international sales and operations. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES® and RFMD® are trademarks of RFMD, LLC. All other trade names, trademarks and registered trademarks are the property of their respective owners.

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